UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

801 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders

The Company held its annual Shareholder Meeting (the “Meeting”) on June 14, 2018 in Lindon, Utah. Of the 48,812,289 total shares of common stock of the Company that were issued and outstanding on April 20, 2018 the record date for the Meeting, 43,543,831 shares, constituting approximately 89% of the total outstanding shares, were represented in person or by proxy at the Meeting.

The matters voted on and the results of the votes were as follows:

1. The shareholders elected five directors to the Company’s board of directors for the ensuing year and until their successors are elected and qualified. The votes regarding this proposal were as follows:

Nominee	FOR	WITHHOLD
Brenton W. Hatch	34,045.908	2,096,359
Harold Albert	34,028,648	2,113,619
Daren J. Shaw	32,102,277	4,039,990
Ronald R. Spoehel	32,103,277	4,038,990
Arlen B. Crouch	32,075,185	4,075,185

2. The shareholders voted to approve executive compensation on an advisory (non-binding) basis.

Approve Executive Compensation	FOR	AGAINST	ABSTAIN
	34,833,462	114,248	1,194,557

3. The shareholders ratified the selection of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the 2018 fiscal year. The votes regarding this proposal were as followed:

Auditor	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Sadler, Gibb & Associates	43,443,001	11,736	89,094	7,401,564

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: June 19, 2018	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer